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                                 EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

                              CROWELL & CO., INC.



      We hereby consent to the use in the Form 10-KSB of our report dated March 25, 1996, relating to the financial statements of Crowell & Co., Inc., as of December 31, 1996 and 1995, and for the years then ended.



   CHERRY, BEKAERT & HOLLAND, L. L. P.


   Augusta, Georgia
   March 21, 1996